INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Balance Sheets as of September 30, 2009 and December 31, 2008	2

Unaudited Condensed Consolidated Statements of Income for the Three and Nine Months Ended September 30, 2009 and 2008	3

Unaudited Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2009 and 2008	4

Notes to Unaudited Condensed Consolidated Financial Statements	5 -10

LUCKCHARM HOLDINGS LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts expressed in US dollars, except share data)
(Unaudited)

	September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$4,871,856	$10,661
Restricted cash	29,287	-
Accounts receivable	2,116,339	3,196,456
Inventories	3,473,081	3,391,067
Advance to suppliers	2,228,934	996,921
Amount due from related party	2,719,828	92,511
Prepaid expenses and other current assets	683,375	546,229
Deferred tax assets	163,374	163,240
Total current assets	16,286,074	8,397,085

Property and equipment, net	1,380,330	1,416,851
Intangible assets, net	793,360	940,398
Long-term receivable	244,822	129,455
Other non-current assets	171,108	- -
Deferred tax assets	74,306	74,245
Total non-current assets	2,663,926	2,560,949
Total assets	$18,950,000	$10,958,034

LIABILITIES
Current liabilities:
Short-term borrowings	$10,000,000	$2,333,730
Promissory note	1,000,000	-
Accounts payable	1,012,629	716,220
Accrued expenses and other current liabilities	2,022,454	1,013,138
Deferred revenue	2,955,571	4,734,352
Total current liabilities	16,990,654	8,797,440

Other long-term liabilities	8,334	-
Total long-term liabilities	8,334	-
Total liabilities	16,998,988	8,797,440

EQUITY
Common share (US$0.13 par value; 1 share authorized, issued and outstanding)	-	-
Additional paid-in capital	4,176,330	2,713,229
Accumulated deficit	(2,382,702)	(712,024)
Accumulated other comprehensive income	157,384	159,389
Total equity	1,951,012	2,160,594

Total liabilities and equity	$18,950,000	$10,958,034

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

LUCKCHARM HOLDINGS LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts expressed in US dollars, except share data)
(Unaudited)

	Three-month ended September 30,		Nine-month ended September 30,
	2009	2008	2009	2008

Revenues	$2,390,775	$1,584,246	$2,390,775	$1,584,246
Cost of sales	2,213,891	1,535,456	2,213,891	1,535,456
Gross profit	176,884	48,790	176,884	48,790

Operating expenses:
Selling and marketing expenses	26,073	40,917	53,860	52,444
Research and development expense	25,261	26,044	66,036	73,113
General and administrative expenses	582,698	167,521	893,595	301,663
Total operating expenses	634,032	234,482	1,013,491	427,220

Loss from operations	(457,148)	(185,692)	(836,607)	(378,430)
Interest Income	666	745	666	745
Interest expense	29,595	29,492	112,229	29,492
Other income (expense) , net	(67,265)	18,567	(72,629)	80,937

Loss before income taxes	(553,342)	(195,872)	(1,020,799)	(326,240)
Income tax benefit (expense)	(766,743)	48,352	(649,879)	78,337
Net loss	$(1,320,085)	$(147,520)	$(1,670,678)	$(247,903)

Loss per share – basic and diluted	$(1,320,085)	$(147,520)	$(1,670,678)	$(247,903)

Shares used in calculating basic and diluted loss per share	1	1	1	1

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

LUCKCHARM HOLDINGS LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts expressed in US dollars, except share data)
(Unaudited)

	Nine-month ended September 30,
	2009	2008

OPERATING ACTIVITIES:
Net loss	$(1,670,678)	$(247,903)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	73,234	45,247
Amortization of acquired intangible assets	147,981	146,122
Changes in assets and liabilities
Increase in inventories	(87,158)	(3,225,245)
Increase/(decrease) in advance to suppliers	(1,230,691)	1,912,242
Increase in amount due from related party	(2,626,250)	(234,420)
Decrease/(increase) in accounts receivable	1,082,293	(1,546,885)
Increase in other current and non-current assets	(251,858)	(482,206)
Increase in accounts payable	266,247	811,800
Increase/(decrease) in deferred revenue	(1,781,932)	521,522
Increase in other current and long-term liabilities	1,045,669	293,987
Net cash used in operating activities	(5,033,143)	(2,005,739)

INVESTING ACTIVITIES:
Purchase of property and equipment	(206,605)	(92,477)
Purchase of intangible assets	-	(66,410)
Increase in restricted cash	(29,275)	-
Net cash used in investing activities	(235,880)	(158,887)

FINANCING ACTIVITIES:
Proceeds from short-term borrowings from related party	1,293,639	2,958,766
Repayments of short-term borrowings from related party	(1,433,610)	(3,511,756)
Proceeds from short-term borrowings from bank	-	2,019,947
Repayments of short-term borrowings from bank	(2,194,715)
Proceeds from issuance of promissory note	1,000,000	-
Proceeds from short-term borrowings from a third party	10,000,000	-
Proceeds from cash contribution from shareholders	1,463,101	-
Net cash provided by financing activities	10,128,415	1,466,957

Effect of exchange rate change on cash and cash equivalents	1,803	23,703
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,861,195	(673,966)
Cash and cash equivalents at beginning of period	10,661	681,165
Cash and cash equivalents at end of period	$4 871,856	$7,199

Supplemental cash flow information:
Cash paid for interest expense	96,806	29,581

The accompanying notes are an integral part of the unaudited consolidated financial statements

LUCKCHARM HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts expressed in US dollars, except share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Luckcharm Holding Limited ("LHL" or the "Company") was incorporated in Hong Kong on June 15, 2009 as a shell company.  On June 28, 2009, LHL was acquired by Golden Wind Holding Limited ("GW"), a company incorporated in the British Virgin Islands as an exempted company with limited liability under the Companies Law of the British Virgin Islands, for cash consideration of HK$1.00 (US$0.13). On August 1, 2009, LHL entered into an agreement to acquire 100% of the equity of Wuhan Guoce Nordic New Energy Co., Ltd. ("GC-Nordic") for total cash consideration of $3.3 million (RMB 22.5 million) from the original nine individual shareholders (the "Founders").  At the time of this transaction, the Founders obtained 100% voting rights in GW in the same proportion as their ownership interest in GC-Nordic, through a call option and voting trust agreements with Xu Hong Bing (the "Seller"), the sole shareholder of GW for nominal consideration.  On August 5, 2009, GC-Nordic received approval on this acquisition from the Bureau of Commerce of the Wuhan City, Hubei Province, People's Republic of China ("PRC"). The restructuring process has been accounted for as a recapitalization as the Company and GC-Nordic were under common control with no adjustment to the historical basis of the assets and liabilities of GC-Nordic.  All share and per share data have been restated to give retroactive effect of this restructuring and the share capital represents the capital amount of the Company as if the restructuring has been completed as of the earliest period presented in these financial statements.

GC-Nordic was established as a domestic limited liability company on August 21, 2006 upon the issuing of a license by the Administration for Industry and Commerce of the Wuhan City, Hubei Province, PRC with an operating period of ten years to August 20, 2016.  At the time of establishment, GC-Nordic had registered capital of RMB 10 million ($1,253,950).  In December 31, 2008, its registered capital was $2,713,229, and then to $4,176,330 as of September 30, 2009. After the merger transaction between LHL and GC-Nordic in August 5, 2009, GC-Nordic was changed to the foreign-investment enterprise.

Luckcharm Holding Limited and GC-Nordic are collectively referred to as the "Group", which is engaged in the design, manufacture, commissioning and distribution of wind turbine generators and provides related technical support services in the PRC.

2.	BASIS OF PRESENTATION

The Group is responsible for the unaudited condensed consolidated financial statements included in this document, which have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Group considers necessary for a fair presentation of its financial position and operating results.  The Group prepared these statements following the requirements of the U.S. Securities and Exchange Commission (the "SEC") for interim reporting. As permitted under those rules, the Group condensed or omitted certain footnotes or other financial information that are normally required by GAAP for annual financial statements. These statements should be read in conjunction with the audited consolidated financial statements for the fiscal year ended December 31, 2008.

The unaudited condensed consolidated financial statements include the financial statements of Luckcharm Holdings Limited and its subsidiary. All significant inter-group accounts and transactions have been eliminated in consolidation.

Revenues, expenses, assets and liabilities can vary during each quarter of the year. Therefore, the results and trends in these interim unaudited condensed consolidated financial statements may not be the same as those for the full year.

LUCKCHARM HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts expressed in US dollars, except share data)

3.	RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

Effective January 1, 2009, the Group adopted Accounting Standards Codification (ASC) No. 805, Business Combinations. ASC No. 805 (pre-codification reference as SFAS No. 141, Business Combinations: (Revised 2007)) requires recognition of assets acquired, liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date. In a business combination achieved in stages, this topic requires recognition of identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, at the full amounts of their fair values. This topic also requires the fair value of acquired in-process research and development to be recorded as indefinite lived intangibles, contingent consideration to be recorded on the acquisition date, and restructuring and acquisition-related deal costs to be expensed as incurred. In addition, any excess of the fair value of net assets acquired over purchase price and any subsequent changes in estimated contingencies are to be recorded in earnings. This topic applies to business combinations occurring on or after January 1, 2009. The Group’s adoption of ASC 805 did not have a significant effect on the consolidated financial position, results of operations or cash flows.

Effective January 1, 2009, the Group adopted ASC No. 820, Fair Value Measurements (pre-codification reference as SFAS No. 157, Fair Value Measurements), with respect to non-financial assets and liabilities. This topic defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The Group’s adoption of ASC 820 did not have a significant effect on the consolidated financial position, results of operations or cash flows.

Effective January 1, 2009, the Group retrospectively adopted ASC No. 810, Consolidation. ASC No. 810 (pre-codification reference as SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements) requires the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. This topic also requires the amount of consolidated net earnings attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of earnings. Changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary must be accounted for consistently, and when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary must be initially measured at fair value. This topic also requires entities to provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. The Group's adoption of ASC No.810 did not have a significant effect on the consolidated financial position, result of operation or cash flow.

Effective June 30, 2009, the Group adopted ASC No. 855, Subsequent Events.ASC 855 (pre-codification reference as SFAS No. 165, Subsequent Events) establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, ASC 855  provides (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. ASC 855 is effective for interim and annual periods ending after June 15, 2009, and accordingly, the Group adopted ASC 855 on April 1, 2009 on a prospective basis. The adoption of ASC 855 did not have a significant effect on the consolidated financial position, results of operations or cash flows.

In June 2009, the Financial Accounting Standards Board (FASB) issued the FASB Accounting Standards Codification and the Hierarchy of GAAP (Codification). The Codification is the single official source of authoritative U.S. accounting and reporting standards applicable for all nongovernmental entities, with the exception of guidance issued by the Securities and Exchange Commission. The Codification did not change GAAP, but organized it into an online research system sorted by individual accounting topics, which are further divided into subtopics. The FASB now issues new standards in the form of Accounting Standards Updates. The Codification is effective for financial statements issued for periods ending after September 15, 2009. The adoption of the Codification did not have a material impact on the Group’s financial statements

LUCKCHARM HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts expressed in US dollars, except share data)

4.	RECENTLY ISSUED ACCOUNTING PRONOUCEMENTS

In November 2008, the Emerging Issues Task Force ("EITF") reached a consensus-for exposure on Accounting Standards Update No. 09-13," Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force ", ASU 09-13 (pre-codification reference as EITF Issue No. 08-1, "Revenue Arrangements with Multiple Deliverables", or EITF 08-1) which was subsequently ratified by the FASB and confirmed at its September 2009 meeting.  The Task Force discussed a model that would amend ASC No.605-25 "Revenue Arrangements with Multiple Deliverables" (pre-codification reference as EITF No.00-21) to require an entity to estimate the selling price for all units of accounting, including delivered items, when vendor-specific objective evidence or acceptable third-party evidence of the selling price does not exist for them, and eliminate the residual allocation method and require an entity to apply the relative selling price allocation method in all circumstances. ASU 09-13 will be effective for fiscal years beginning on or after June 15, 2010.  Entities can elect to apply this Issue (1) prospectively to new or materially modified arrangements after the Issuer’s effective date or (2) retrospectively for all periods presented.  Early application is permitted.  The Group is now evaluating the possible impact on the consolidated financial statements.

5.	FAIR VALUE MEASUREMENTS

The carrying value of financial instruments including cash, receivables, accounts payable, accrued expenses and debt, approximates their fair value at September 30, 2009 and December 31, 2008 due to the relatively short-term nature of these instruments. The carrying value of long-term accounts receivable approximates its fair value as it was calculated by using a discounted rate which reflects the current market yield level.

On January 1, 2008, the Group adopted ASC No.820, Fair Value Measurements and Disclosures, which was not delayed by ASC No. 820-10-65-1, Transition related to FASB Staff Position FAS 157-2, Effective Date of FASB statement No. 157 (pre-codification reference as FASB Staff Position FAS 157-2). ASC 820-10-65-1 delays the effective date of ASC No.820 as it applies to non-financial assets and liabilities that are not required to be measured at fair value on a recurring (at least annual) basis. As a result of the delay, ASC No.820 was applied to the Group’s non-financial assets and liabilities effective on January 1, 2009. ASC No.820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (also referred to as an exit price). ASC No.820 also establishes a three-level fair value hierarchy for classifying financial instruments that is based on whether the inputs to the valuation techniques used to measure fair value are observable or unobservable. The three levels of the ASC No.820 fair value hierarchy are described below:

Level 1:	Quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2:	Observable market-based inputs, other than quoted prices in active markets for identical assets or liabilities.
Level 3:	Unobservable inputs.

As of September 30, 2009, the Group did not have any assets or liabilities that were measured at fair value on a recurring or non-recurring basis subsequent to initial recognition.

6.	INVENTORIES

The Group's inventories at September 30, 2009 and December 31, 2008 are summarized as follows:
	September 30, 2009	December 31, 2008

Raw materials	$1,906,236	$2,885,327
Work in progress	1,566,845	505,740
	$3,473,081	$3,391,067

LUCKCHARM HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts expressed in US dollars, except share data)

7.	AMOUNT DUE FROM RELATED PARTY

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions.  Parties are also considered to be related if they are subject to common control or common significant influence.  Related parties may be individuals or corporate entities. Wuhan Guoce Science & Technology Co., LTD. ("GC-Tech") and the Group are subject to common control as the sole majority shareholder is the Chairman of the Board of Directors for both companies.  The Group had $2,719,828 and $92,511 due from GC-Tech as of September 30, 2009 and December 31, 2008, respectively. The total raw materials purchased from related party were $2,682,123 and $56,655 for the three months ended September 30, 2009 and 2008, respectively. And the total raw materials purchased from related party were $436,476 and $202,990 for the nine months ended September 30, 2009 and 2008, respectively.  The amount due from GC-Tech does not bear interest as it is short term in nature.

8.	PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:
	September 30 , 2009	December 31, 2008

Electronic equipment and computers	$92,771	$81,816
Furniture, office equipment and vehicles	124,384	105,524
Machinery and tools	1,251,733	1,250,707
Leasehold improvements	55,222	49,348
	1,524,110	1,487,395
Less: Accumulated depreciation	143,780	70,544
Net book value	$1,380,330	$1,416,851

The Group recorded depreciation expense of $24,723 and $30,867 for the three months ended September 30, 2009 and 2008, respectively. The Group recorded depreciation expense of $73,234 and $45,247 for the nine months ended September 30, 2009 and 2008, respectively.

9.	INTANGIBLE ASSETS, NET

Intangible assets consist of the following:
	September 30, 2009	December 31, 2008
Gross carrying amount -
Purchased technology	$1,150,192	$1,149,738

Less: Accumulated amortization -
Purchased technology	356,832	209,340

Net book value	$793,360	$940,398

The Group recorded amortization expense of $49,401 and $43,154 for the three months ended September 30, 2009 and 2008, respectively. The Group recorded amortization expense of $147,981 and $146,122 for the nine months ended September 30, 2009 and 2008, respectively.

LUCKCHARM HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts expressed in US dollars, except share data)

10.	SHORT-TERM BORROWINGS

	September 30, 2009	December 31, 2008

Short-term bank borrowings	$-	$2,194,715
Loan from a third party	10,000,000
Loan from related party	-	139,015
Total	$10,000,000	$2,333,730

As of September 30, 2009 and December 31, 2008, the balance of the short-term loan borrowings was $ 10,000,000 and $2,333,730, respectively. The Group repaid the short-term bank borrowings $2,194,715 on July 28, 2009 and no new bank borrowings were raised as of September 30, 2009. Apart from the short-term loan from bank, the Group also fully repaid the short-term loan from a related party as of September 30, 2009.

LHL closed a voluntary exchange transaction ("Exchange Transaction") with GC China Turbine Corp. ("GCTC") on October 30, 2009 (Note 13). During the period from July 23, 2009 through August 3, 2009, LHL borrowed $10,000,000 from GCTC as part of the Exchange Transaction agreement. The loan bears no interest and will be transferred to an inter-company loan when the Exchange Transaction is completed on October 30, 2009. Therefore, as of September 30, 2009, $10,000,000 borrowed from GCTC was recorded as a loan from a third party.

11.	PROMISSORY NOTE

On May 22, 2009, LHL entered into a promissory note in favour of GCTC for a principal amount of $1,000,000.  The promissory note is secured by the assets of LHL, accrues interest at 6% per annum calculated annually from May 31, 2009, and is due twenty four months from the closing of the Exchange Transaction between LHL and GCTC (Note 13).  Upon closing of the transaction, the promissory note, excluding any interest accrued, will be considered an inter-company loan.  If the proposed transactions are not completed by December 8, 2009, the principal together with any interest that have not been fully repaid by June 8, 2010 can be converted, at GCTC's option, to a percentage of equity interest in LHL, equal to 4.44% multiplied by the percentage of the principal not repaid by June 8, 2010.

12.	INCOME TAXES

The effective tax rate is based on expected income, statutory tax rates and incentives available in the jurisdiction in which the Group operates. For interim financial reporting, the Group estimates the annual tax rate based on projected taxable income for the full year and records a quarterly income tax provision in accordance with the FIN 18, “Accounting for Income Taxes in Interim Period” and APB 18, “Interim Financial Reporting”.  As the year progresses, the Group refines the estimates of the year’s taxable income as new information becomes available. This continual estimation process often results in a change to the expected effective tax rate for the year. When this occurs, the Group adjusts the income tax provision during the quarter in which the change in estimate occurs so that the year-to-date provision reflects the expected annual tax rate.

The actual effective tax rates for the nine-month ended September 30, 2009 and the same period in 2008 are 64% and 25% respectively. The increase of the effective tax rate is mainly attributable to the income tax liability of $ 825,000 arising from the $3,300,000 cash consideration paid by LHL to the Founders during the recapitalization (Note 1) which was deemed as capital contribution subject to PRC income tax.

The Group has deferred tax assets, resulting principally from domestic net operating loss carryforwards (“NOLs”).  The Group periodically evaluates the likelihood of the realization of deferred tax assets, and reduces the carrying amount of these deferred tax assets by a valuation allowance to the extent it believes a portion will not be realized. The Group considers many factors when assessing the likelihood of future realization of the deferred tax assets, including its recent cumulative earnings experience by taxing jurisdiction, expectations of future income, the carryforward periods available for tax reporting purposes, and other relevant factors.  In the three and nine months ended September 30, 2009, management concluded that it was more likely than not deferred tax assets would be realized.  The determination was based upon actual and projected future operating results for our domestic business, as well as recent stabilization in U.S. economic conditions.  The deferred tax asset at September 30, 2009 and December 31, 2008 amounted to $237,680 and $237,485, respectively.

LUCKCHARM HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (Amounts expressed in US dollars, except share data)

13.           SUBSEQUENT EVENTS

On October 30, 2009 (the “Closing Date”), LHL closed a voluntary share exchange transaction with GCTC pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, GW, and GC-Nordic. Pursuant to the Exchange Agreement, GCTC issued 32,383,808 shares of its common stock, represents no less than 54% of the total issued and outstanding common stock of GCTC, to GW in exchange for 100% of the issued and outstanding capital stock of LHL.

Subsequent events have been reviewed through November 16, 2009.